As filed with the Securities and Exchange Commission on August 12, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
DATAVAULT AI INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	30-1135279 (I.R.S. Employer Identification No.)
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Nathaniel Bradley
Chief Executive Officer
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
(Name, address including zip code, and telephone number, including area code, of agent for service)
With copies to:
Jeffrey T. Hartlin, Esq.
Elizabeth A. Razzano, Esq.
Paul Hastings LLP
1117 S. California Avenue
Palo Alto, CA 94304
(650) 320-1804
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 12, 2026
PRELIMINARY PROSPECTUS
Datavault AI Inc.
11,327,869 Shares of Common Stock
This prospectus relates to the offer and resale of up to 11,327,869 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), of Datavault AI Inc., a Delaware corporation (the “Company”, “Datavault AI”, “we”, “us” or “our”), by the selling stockholder named in this prospectus (including its permitted transferees, donees, pledgees, assignees, distributees, beneficiaries, and other successors-in-interest) (the “Selling Stockholder”).
The Shares consist of:
(i)
10,000,000 shares of Common Stock (the “Conversion Shares”) issued by us to EOS Technology Holdings Inc. (f/k/a Data Vault Holdings Inc.) (“EOS Holdings”) upon conversion of $3,200,000 of the outstanding principal amount under that certain Convertible Promissory Note, dated as of December 31, 2024 (the “Note”), in the original principal amount of $10,000,000 (plus accrued but unpaid interest thereon and other sums due in connection therewith), in connection with that certain Convertible Promissory Note Amendment and Conversion Agreement, dated as of September 7, 2025 (the “Conversion Agreement”), by and between us and EOS Holdings; and

(ii)
1,327,869 shares of Common Stock (the “Earnout Shares”) issued by us to EOS Holdings in connection with that certain Letter Agreement, dated as of July 29, 2026 (the “Letter Agreement”), by and between us and EOS Holdings, providing for the issuance of shares of Common Stock to EOS Holdings in satisfaction of certain earnout amounts due to EOS Holdings under that certain Earnout Agreement, dated as of December 31, 2024 (the “Earnout Agreement”), by and between us and EOS Holdings. The Earnout Shares registered pursuant to this prospectus consist solely of 1,327,869 shares of Common Stock issued to EOS Holdings in respect of the earnout period ended December 31, 2025 pursuant to a notice of election and issuance confirmation delivered by EOS Holdings to us under the Letter Agreement on August 3, 2026. The number of such Earnout Shares was determined based on a price of $0.61 per share, a price that was mutually agreed by us and EOS Holdings.

Both the Note and the Earnout Agreement were entered into in connection with our acquisition of certain information technology assets, patents and trademarks (collectively, the “Acquired Assets”) from EOS Holdings pursuant to that certain Asset Purchase Agreement, dated as of September 4, 2024, as amended (the “Asset Purchase Agreement”), by and between us and EOS Holdings (such transactions, collectively, the “EOS Holdings Asset Purchase”).
As used herein, the term “Selling Stockholder” means EOS Holdings and any transferees, donees, pledgees, assignees, distributees, beneficiaries or other successors-in-interest selling shares of our Common Stock received after the date of this prospectus from any Selling Stockholder as a gift, pledge, distribution or other non-sale related transfer.
For additional information regarding the issuance of the Shares, see “Selling Stockholder Transactions” on page 12.
We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of the Shares by the Selling Stockholder.
The Shares will be resold from time to time by the Selling Stockholder listed in the section titled “Selling Stockholder” beginning on page 14.
The Selling Stockholder, or its transferees, pledgees, donees or other successors-in-interest, will sell the Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholder may sell its Shares hereunder following the effective date of this registration statement. We provide more information about how the Selling Stockholder may sell its respective Shares in the section titled “Plan of Distribution” on page 16.
We are registering the Shares on behalf of the Selling Stockholder, to be offered and sold by such stockholder from time to time. We will not receive any proceeds from the sale of the Shares by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Shares. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Shares.
Our Common Stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “DVLT.” On August 11, 2026, the last reported sale price of our Common Stock on Nasdaq was $0.3064.
Investing in our Common Stock involves risks. You should carefully review the risks incorporated by reference under the heading “Risk Factors” on page 9 before you invest in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is           , 2026

i

ABOUT THIS PROSPECTUS
You should rely only on the information we have provided in or incorporated by reference into this prospectus, any applicable prospectus supplement and any related free writing prospectus. Neither we nor the Selling Stockholder have authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. Neither we nor the Selling Stockholder take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the applicable document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Since the date of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
The Selling Stockholder is offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), under which the Selling Stockholder may offer from time to time up to an aggregate of 11,327,869 shares of our Common Stock in one or more offerings. If required, each time the Selling Stockholder offers Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also use a prospectus supplement and any related free writing prospectus to add, update or change any of the information contained in this prospectus or in documents we have incorporated by reference. This prospectus, together with any applicable prospectus supplements, any related free writing prospectuses and the documents incorporated by reference into this prospectus, includes all material information relating to this offering. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in a prospectus supplement. Please carefully read both this prospectus, any prospectus supplement and any related free writing prospectus together with the additional information described below under the sections titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference”.
When used herein, unless the context requires otherwise, references to “DVLT”, the “Company”, “Datavault,” “Datavault AI,” “we”, “our” or “us” refer to Datavault AI Inc., a Delaware corporation, and its subsidiaries on a consolidated basis.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any amendment and the information incorporated by reference into this prospectus, including the sections entitled “Risk Factors”, contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These forward-looking statements include, without limitation: statements regarding new products or services; statements concerning litigation or other matters; statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of our management’s goals and objectives; statements concerning our competitive environment, availability of resources and regulation; trends affecting our financial condition, results of operations or future prospects; our financing plans or growth strategies; and other similar expressions concerning matters that are not historical facts. Words such as “may”, “will”, “should”, “could”, “would”, “predicts”, “potential”, “continue”, “expects”, “anticipates”, “future”, “intends”, “plans”, “believes” and “estimates,” and variations of such terms or similar expressions, are intended to identify such forward-looking statements.
Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or our management’s good faith belief as of that time with respect to future events. Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements due to a number of factors including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus, as well as other risks discussed in documents that we file with the SEC.
Forward-looking statements speak only as of the date they are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. You should review our subsequent reports filed with the SEC described in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference,” all of which are accessible on the SEC’s website at www.sec.gov.

INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained in this prospectus concerning our industry and the market in which we operate, including our market position, market opportunity and market size, is based on information from various sources, on assumptions that we have made based on such data and other similar sources and on our knowledge of the markets for our products. These data sources involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.
We have not independently verified any third-party information. While we believe the market position, market opportunity and market size information included in this prospectus is generally reliable, such information may be imprecise. In addition, projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the section titled “Risk Factors” and elsewhere in this prospectus and in any documents that we incorporate by reference into this prospectus and the registration statement of which this prospectus forms a part. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our Common Stock. You should carefully read this entire prospectus, and our other filings with the SEC, including the following sections, which are either included herein and/or incorporated by reference herein, “Risk Factors”, “Special Note Regarding Forward-Looking Statements”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements incorporated by reference herein, before making a decision about whether to invest in our securities.
Company Overview
We are a pioneering technology licensing company that owns a portfolio of patented, secure platforms designed to redefine how data is managed, valued, and monetized in the modern era. Leveraging our proprietary high-performance computing capabilities and advanced software, our technology offerings are designed to ensure data ownership immutability, experiential data observability, precise data asset valuation, and secure monetization — which we believe will unlock significant opportunities for businesses in an increasingly data-driven world. We have two synergistic platforms — Data Sciences and Acoustic Sciences — that our executive leadership is focusing on as key drivers of future revenue growth.
Recent Developments
May 2026 Registered Direct Offering
On May 5, 2026, we sold and issued to certain institutional investors, pursuant to a securities purchase agreement, dated May 3, 2026 (the “May RDO Purchase Agreement”), an aggregate of 109,090,910 shares (the “May 2026 RDO Shares”) of Common Stock at an offering price of $0.55 per share, for aggregate gross proceeds to us of approximately $60.0 million, before deducting the Placement Agent’s (as defined below) fees and offering expenses payable by us (the “ROFR Transaction”). In connection with the ROFR Transaction, we entered into a placement agency agreement, dated May 3, 2026, with Titan Partners Group LLC, a division of American Capital Partners, LLC (the “Placement Agent”), pursuant to which the Placement Agent agreed to serve as the sole placement agent for the issuance and sale of our securities pursuant to the May RDO Purchase Agreement. As compensation for such services, we paid the Placement Agent a cash fee of $4.2 million and issued to the Placement Agent and/or its designees warrants to purchase up to 5,454,545 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have a term of five years from the date of the ROFR Transaction Prospectus Supplement (as defined below) and have an exercise price of $0.6325 per share. The May 2026 RDO Shares, the Placement Agent Warrants and the shares of Common Stock issuable upon exercise of the Placement Agent Warrants were offered and sold by us pursuant to a shelf registration statement on Form S-3 (File No. 333-294502), which was originally filed with the SEC on March 20, 2026, and was declared effective on March 25, 2026, a prospectus forming a part of the effective registration statement, dated March 25, 2026, and a prospectus supplement, dated May 3, 2026 (the “ROFR Transaction Prospectus Supplement”).
May 2026 Non-Binding Term Sheet for Potential Structured Financing Transaction
On May 30, 2026, we entered into a non-binding (except for certain provisions thereof) term sheet (the “Term Sheet”) with Helmex Global LLP and/or one or more of its affiliates (together, the “Counterparty”) relating to a potential structured financing transaction. Pursuant to the binding provisions of the Term Sheet, we were obligated to make a non-refundable payment to the Counterparty of $25.0 million no later than June 4, 2026, to be applied toward administrative, operational, and structuring-related costs and expenses in connection with the first tranche of the potential transaction. The Term Sheet is non-binding except with respect to certain limited provisions, including the fee obligation described above, and may be terminated by either party at any time, subject to such binding provisions. There can be no assurance that any definitive agreements will be executed with respect to the transactions contemplated by the Term Sheet or that any such transactions will be consummated even if definitive agreements are executed. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheet, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2026.

June 2026 Warrant Offering
On June 22, 2026, we issued to Maxim Group LLC (“Maxim”) warrants to purchase up to 2,727,272 shares (the “Participation Warrants”) of Common Stock pursuant to that certain letter agreement, dated May 26, 2026 (the “Maxim Letter Agreement”), under which we agreed to: (i) issue to Maxim, or its designees, the Participation Warrants; (ii) pay Maxim a cash fee of $1,050,000; (iii) retain Maxim to act as co-sales agent in connection with our next at-the-market offering (the “Future ATM Offering”), in which we have agreed to pay Maxim a cash fee equal to three percent (3%) of the gross proceeds on the first $50.0 million in aggregate gross sales of securities in such Future ATM Offering; and (iv) include Maxim as dealer manager and/or sales agent in any registration statement, prospectus supplement or other filing made in connection with the Future ATM Offering. The Participation Warrants were issued pursuant to the Letter Agreement in connection with the settlement of certain matters between us and Maxim and in consideration of Maxim’s waiver of its right of participation under Section 2(a)(vi) of that certain equity distribution agreement, dated July 21, 2025, with respect to our ROFR Transaction described above. The Participation Warrants have the same terms as the Placement Agent Warrants issued to the Placement Agent in connection with the ROFR Transaction, including, without limitation, a term of five years from the date of the ROFR Transaction Prospectus Supplement and an exercise price of $0.6325 per share.
On June 22, 2026, we filed a prospectus supplement, dated June 22, 2026 (“Prospectus Supplement”), to a prospectus, dated March 25, 2026, included in an effective shelf registration statement on Form S-3 (File No. 333-294502), which was originally filed by us with the SEC on March 20, 2026, and was declared effective by the SEC on March 25, 2026. We filed the Prospectus Supplement for the purpose of registering the Participation Warrants and the shares of Common Stock issuable upon exercise of the Participation Warrants. The foregoing summary of the Participation Warrants does not purport to be complete and is subject to, and qualified in its entirety by, a copy of the form of Placement Agent Warrant issued in connection with the ROFR Transaction and filed as Exhibit 4.1 to our Current Report on Form 8-K filed with the SEC on May 5, 2026.
July 2026 EOS Letter Agreement
On July 29, 2026, we entered into the Letter Agreement with EOS Holdings, pursuant to which EOS Holdings has the right, in its sole discretion, to elect to receive all or a portion of earnout payments otherwise payable in cash under the Earnout Agreement in shares of Common Stock. Except with respect to the earnout payment for the earnout period ended December 31, 2025, the number of shares issuable pursuant to each such election will be determined based on the volume-weighted average price of our Common Stock for the five consecutive trading days ending on the trading day immediately preceding the applicable payment due date. With respect to the earnout payment for the earnout period ended December 31, 2025, we and EOS Holdings mutually agreed to a price of $0.61 per share. For additional information regarding the Letter Agreement and the Earnout Shares, see “Selling Stockholder Transactions.”
August 2026 Class Action Lawsuit
On August 5, 2026, a class action lawsuit was filed against us and certain of our current officers in the Eastern District of Pennsylvania, by plaintiff Carla Aramouni seeking to represent a class of all persons who purchased our securities between September 4, 2024 and October 30, 2025, alleging violations of Section 10(b) and 20(a) of the Exchange Act. The matter is styled Aramouni v. Datavault AI Inc., et al., Case No. 2:26-cv-05548-JS (E.D. Pa Aug. 5, 2026). The complaint alleges that we made false and/or misleading statements and/or failed to disclose material information about our business, customer contracts, operations, and commercialization prospects in our public statements and SEC filings. The plaintiff seeks unspecified monetary damages on behalf of a purported class of stockholders plus attorney’s fees and costs. We believe the claims asserted in the complaint are without merit and intend to vigorously defend against them. The matter is in its early stages, and we are unable to predict the outcome of the litigation or to reasonably estimate the range of possible loss, if any, that may result from the matter.
Corporate Information
We were formed as a Delaware limited liability company on July 23, 2010 and converted into a Delaware corporation, effective December 31, 2017. Effective as of March 11, 2022, we changed our name to WiSA Technologies, Inc. On December 31, 2024, we purchased the Acquired Assets from EOS Holdings, and subsequently changed our name to Datavault AI Inc. on February 13, 2025.
Our principal executive office is located at One Commerce Square, 2005 Market Street, Suite 2400, Philadelphia, PA 19103 and our telephone number is (408) 627-4716. Our website address is www.datavaultsite.com. The website for our associated brands, manufacturers and influencers within the consumer electronics industry is www.wisatechnologies.com. The information contained on, or that can be accessed through, our websites is not incorporated by reference into this prospectus and is intended for informational purposes only.
Additional information about us is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

ABOUT THIS OFFERING
This prospectus relates to the offer and resale by the Selling Stockholder of up to 11,327,869 shares of Common Stock. All of the Shares, if and when sold, will be sold by the Selling Stockholder. The Selling Stockholder may sell the Shares from time to time at prevailing market prices or at privately negotiated prices.
Shares offered by the Selling Stockholder:
Up to 11,327,869 shares of Common Stock.
Shares of Common Stock outstanding prior to this offering:
854,456,625(1)
Use of proceeds:
We will not receive any of the proceeds from any sale of the Shares by the Selling Stockholder. See “Use of Proceeds.”
Risk factors:
An investment in our securities involves substantial risk. You should read carefully the “Risk Factors” section on page 9 of this prospectus, and under similar headings in the other documents incorporated by reference into this prospectus. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business and operations.
Nasdaq symbol for Common Stock:
“DVLT”

(1)
The number of shares of our Common Stock that will be outstanding immediately before this offering and to be outstanding after this offering is based on 854,456,625 shares of Common Stock outstanding as of August 11, 2026, but excludes the following as of such date:

(i)
1,000,006 shares of Common Stock issuable upon vesting of restricted stock awards and restricted stock units granted outside of the Company’s 2018 Long-Term Stock Incentive Plan to certain of the Company’s current and former executive officers and/or directors;

(ii)
6 shares issuable upon exercise of outstanding options to purchase shares of Common Stock under the Company’s Technical Team Retention Plan of 2022;

(iii)
5,714,285 shares of Common Stock issuable upon the conversion of convertible notes issued by the Company on May 20, 2025;

(iv)
12,068 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1.84 per share;

(v)
5,387 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $1,574 per share;

(vi)
12 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $14,955 per share;

(vii)
139 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.196 per share;

(viii)
2 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $22,800 per share;

(ix)
14 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $66,900 per share;

(x)
9,665,079 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $5.00 per share;

(xi)
326 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $3.20 per share;

(xii)
5,454,545 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $0.6325 per share; and

(xiii)
2,727,272 shares of Common Stock issuable upon the exercise of outstanding warrants to purchase Common Stock, with an exercise price of $0.6325 per share.

RISK FACTORS
An investment in the securities offered under this prospectus involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents that we incorporate by reference herein before you decide to invest in our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in this prospectus and in the documents incorporated by reference herein. Investors are further advised that the risks described below may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also negatively impact our business operations or financial results. Any of the risks and uncertainties set forth in this prospectus and in the documents incorporated by reference herein, as updated by annual, quarterly and other reports and documents that we file with the SEC and incorporate by reference into this prospectus, could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the value of our securities.
Risks Related to this Offering and Ownership of our Securities
You may experience future dilution as a result of future equity offerings and other issuances of our Common Stock or other securities, including shares issued under the Letter Agreement. In addition, this offering and future equity offerings and other issuances of our Common Stock or other securities, including shares issued under the Letter Agreement, may adversely affect our Common Stock price.
In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our Common Stock or securities convertible into Common Stock in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of shares of Common Stock under our stock incentive programs.
Pursuant to the Letter Agreement, EOS Holdings has a continuing right, subject to the terms and limitations of the Letter Agreement, to elect to receive all or a portion of future earnout payments in shares of our Common Stock in lieu of cash. Accordingly, we may issue additional shares of Common Stock to EOS Holdings in the future, which would increase the number of shares of our Common Stock outstanding and dilute the economic and voting interests of our existing stockholders.
In addition, sales of the Shares covered by this prospectus, any additional shares of Common Stock issued to EOS Holdings pursuant to the Letter Agreement, any other shares of Common Stock held by EOS Holdings, or the perception that such sales may occur, could increase the number of shares available for sale in the public market, create additional selling pressure and adversely affect the market price of our Common Stock. We cannot predict whether or when EOS Holdings will sell any of the Shares covered by this prospectus or the effect that any such sales may have on the market price of our Common Stock.
The Exchange Cap limitation and our obligations to make earnout payments in cash under certain circumstances could adversely affect our liquidity and financial condition.
The Letter Agreement limits the number of shares of Common Stock that we may issue to EOS Holdings thereunder unless the conditions for exceeding the Exchange Cap described elsewhere in this prospectus have been satisfied. To the extent an election by EOS Holdings would otherwise result in the issuance of shares of Common Stock in excess of the Exchange Cap, the number of shares issuable will be reduced and we will instead be required to pay the applicable excess amount in cash. Once the Exchange Cap has been reached, we may also be required to pay additional earnout amounts in cash unless and until the requisite stockholder approval has been obtained or another applicable exception to the Exchange Cap is available.
In addition, if a registration statement covering shares of Common Stock issued to EOS Holdings pursuant to the Letter Agreement is not declared effective, or does not permit their resale, by the applicable

Outside Effectiveness Date (as defined below), EOS Holdings may exercise its right to require us to pay the applicable earnout amount under the Earnout Agreement in cash in exchange for the surrender and cancellation of the remaining applicable shares of Common Stock issued pursuant to the Letter Agreement (such right to receive cash, the “Cash Reversion Right”). EOS Holdings may also have a Cash Reversion Right following certain extended suspensions of the use of an effective prospectus.
Any cash payments required under these provisions would reduce the cash available for our operations, working capital and other corporate purposes. Depending on the amount and timing of such payments and our liquidity at that time, these obligations could adversely affect our financial condition and may require us to obtain additional financing. Additional financing may not be available on terms favorable to us, if at all.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of shares of our Common Stock sold pursuant to this prospectus by the Selling Stockholder. The Selling Stockholder will receive all of the proceeds from sales of our Common Stock sold pursuant to this prospectus.
We have agreed to pay all costs, expenses and fees relating to the registration of the shares of our Common Stock covered by this prospectus. The Selling Stockholder will pay any brokerage commissions and/or similar charges incurred in connection with the sale or other disposition by it of the shares covered hereby.

SELLING STOCKHOLDER TRANSACTIONS
On December 31, 2024, the Company completed the EOS Holdings Asset Purchase, pursuant to which the Company acquired the Acquired Assets for aggregate consideration consisting of (i) the Note, in an aggregate initial principal amount of $10,000,000, (ii) 40,000,000 shares of Common Stock issued by the Company to EOS Holdings and its designees, and (iii) the assumption of the transferred liabilities. Additionally, on December 31, 2024, pursuant to the Asset Purchase Agreement, the Company’s board of directors (the “Board”) appointed Nathaniel Bradley as the Company’s Chief Executive Officer and a member of the Board. Mr. Bradley is also the Chief Executive Officer and the sole director of EOS Holdings.
In connection with the consummation of the EOS Holdings Asset Purchase, the Company and EOS Holdings entered into the Earnout Agreement, pursuant to which the Company agreed to pay to EOS Holdings, on a quarterly basis, an amount equal to three percent (3%) of the gross revenue of the Company generated from or otherwise attributable to any patents and patent applications included in the Acquired Assets, subject to customary deductions calculated in accordance with U.S. GAAP, and as further set forth in the Earnout Agreement. The earnout period commenced on December 31, 2024 and will end upon the expiration of the last to expire of the patents included in the Acquired Assets. The Earnout Agreement includes customary covenants regarding how the Company may operate its business during the term of the Earnout Agreement.
On September 7, 2025, the Company and EOS Holdings entered into the Conversion Agreement, pursuant to which the Company issued to EOS Holdings the 10,000,000 Conversion Shares in consideration for the extinguishment of $3,200,000 of the outstanding principal amount, together with accrued but unpaid interest thereon and other sums due in connection therewith, under the Note.
On July 29, 2026, the Company and EOS Holdings entered into a Letter Agreement, pursuant to which EOS Holdings has the right, in its sole discretion, to elect to receive all or a portion of earnout payments payable under the Earnout Agreement in shares of Common Stock in lieu of cash. Each election must be made by delivery of an irrevocable written notice of election no later than two business days following the date on which the earnout payment becomes final and binding in accordance with the Earnout Agreement.
Except with respect to the earnout payment for the earnout period ended December 31, 2025, the number of shares of Common Stock issuable pursuant to an election will equal the applicable portion of the earnout payment elected to be received in shares divided by the volume-weighted average price of the Common Stock for the five consecutive trading days ending on the trading day immediately preceding the applicable payment due date, rounded up to the nearest whole share.
The 1,327,869 Earnout Shares registered pursuant to this prospectus were issued to EOS Holdings in respect of the earnout period ended December 31, 2025 pursuant to a notice of election and issuance confirmation delivered by EOS Holdings to us under the Letter Agreement on August 3, 2026. The number of such Earnout Shares was determined based on the mutually agreed price of $0.61 per share.
The aggregate number of shares of Common Stock issuable pursuant to the Letter Agreement is subject to a cap equal to 19.99% of the total number of shares of Common Stock outstanding as of the date of the Letter Agreement (the “Exchange Cap”), unless stockholder approval is obtained or another exception under applicable Nasdaq rules is satisfied. The Exchange Cap will not apply if (i) the Company’s stockholders approve issuances in excess of the Exchange Cap in accordance with the applicable rules of Nasdaq or such other principal trading market on which the Common Stock is then listed or traded or (ii) the average price of all applicable issuances of Earnout Shares under the Letter Agreement equals or exceeds $0.33 per share, subject to adjustment as noted in the Letter Agreement.
To the extent a notice of election would result in the issuance of shares of Common Stock in excess of the Exchange Cap, the notice of election will be automatically modified to reduce the number of shares of Common Stock otherwise issuable by the number of such excess shares, and the Company will instead pay EOS Holdings in cash an amount equal to the number of such excess shares multiplied by the applicable price set forth in the notice of election. Such cash payment must be made within five (5) business days following the applicable closing or, if earlier, the date of such automatic modification. Once the number of shares of Common Stock issued under the Letter Agreement equals the Exchange Cap, EOS Holdings will be prohibited from delivering further notices of election unless and until the requisite stockholder approval has been obtained, and, until such approval has been obtained, the Company will be required to pay any additional earnout payments in cash.
Following the date on which the number of shares of Common Stock issued under the Letter Agreement equals the Exchange Cap, or on which any excess shares are withdrawn pursuant to the Letter Agreement, EOS Holdings will have the right, exercisable from time to time but not more than once in any 12-month period, to require the Company to seek the requisite stockholder approval by delivering written notice to the Company. Following receipt of such a demand, the Company will be required to use commercially reasonable efforts to obtain such stockholder approval at the Company’s next regularly scheduled annual meeting of stockholders, subject to the timing and other limitations set forth in the Letter Agreement.
If such stockholder approval is not obtained at the applicable annual meeting, the Company will have no further obligation to seek such approval in respect of that particular demand, without limiting EOS Holdings’ right to deliver one or more subsequent demands in accordance with the Letter Agreement, and the Company will continue to be required to pay in cash any additional earnout payments that otherwise would have been payable in shares of Common Stock. EOS Holdings’ rights to deliver such demands will terminate upon stockholder approval of the increase to the Exchange Cap contemplated by the Letter Agreement.
Pursuant to the Letter Agreement, the Company is required to prepare and file with the SEC a resale registration statement covering the Earnout Shares issued or issuable pursuant to the applicable notice of election, no later than 14 calendar days following the date of the applicable closing and, in each case, subject to applicable law, the rules and regulations of the SEC, applicable Nasdaq listing rules and the Company’s timely receipt of the information required from EOS Holdings; provided, however, that in no event will the Company be obligated to prepare or file with the SEC more than two registration statements during any consecutive 12-month period. The Company is required to maintain the effectiveness of each such registration statement, including through post-effective amendments, prospectus supplements or replacement registration statements to the extent available under applicable SEC rules and interpretations, until the earlier of the date on which all shares of Common Stock covered thereby have been sold or distributed and the date on which all such shares of Common Stock may be resold by EOS Holdings without restriction pursuant to Rule 144. Each issuance of shares of Common Stock will occur only upon EOS Holdings’ delivery of a written notice of election and in accordance with the terms of the Letter Agreement.
Pursuant to the Letter Agreement, if a registration statement covering the shares of Common Stock issued thereunder is not declared effective by the SEC on or before the date that is 90 calendar days following the applicable closing (the “Outside Effectiveness Date”), or does not include such shares of Common Stock in a manner that permits their resale in accordance with the Letter Agreement within such period, EOS Holdings may, at its option, require the Company to pay the applicable earnout payment in cash (the “Cash Reversion Right”) by delivering written notice to the Company within ten business days following the Outside Effectiveness Date. Upon exercise of the Cash Reversion Right, the applicable shares of Common Stock will be deemed surrendered to the Company and cancelled for no consideration, and the Company will be required to pay the applicable earnout payment in cash within five (5) business days following such exercise.
If EOS Holdings has transferred, distributed or sold any portion of the applicable shares of Common Stock issued pursuant to the Letter Agreement before exercising the Cash Reversion Right, the Cash Reversion Right will apply only to the remaining shares of Common Stock then held by EOS Holdings, and the Company’s cash payment obligation will be reduced on a dollar-for-dollar basis by the net cash proceeds actually received by EOS Holdings from such prior transfers or sales. For this purpose, net cash proceeds means the gross cash proceeds received, less brokerage commissions, transfer fees and other reasonable and documented transaction costs incurred in connection with such transfers or sales.
The Cash Reversion Right applies regardless of the reason for the failure to obtain effectiveness of the applicable registration statement, except to the extent such failure results solely from EOS Holdings’ material breach of its obligation to provide the selling-stockholder information required under the Letter Agreement. The Cash Reversion Right is EOS Holdings’ exclusive remedy for monetary damages arising from a failure of the applicable registration statement to become effective by the Outside Effectiveness Date, without limiting its right to seek specific performance or other equitable relief.

SELLING STOCKHOLDER
The Shares being offered by the Selling Stockholder are (i) the Conversion Shares and (ii) the Earnout Shares. For additional information regarding the issuance of the Conversion Shares or the Earnout Shares to the Selling Stockholder, see “Selling Stockholder Transactions” on page 12.
We are registering the Shares to permit the Selling Stockholder, or its permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to offer the Shares for resale from time to time. The term “Selling Stockholder” includes the selling stockholder listed below, and any transferees, donees, pledgees, assignees, distributees, beneficiaries or other successors-in-interest selling such shares of our Common Stock received after the date of this prospectus from any Selling Stockholder as a gift, pledge, distribution or other non-sale related transfer. Such persons shall be deemed a Selling Stockholder hereunder upon receipt of such shares. Other than the transactions described above, in “Selling Stockholder Transactions,” we have had no material relationships with the Selling Stockholder in the last three (3) years.
The following table sets forth certain information with respect to the Selling Stockholder, including (i) the shares of Common Stock beneficially owned by the Selling Stockholder prior to this offering, (ii) the maximum number of Shares being offered by the Selling Stockholder pursuant to this prospectus, and (iii) the Selling Stockholder’s beneficial ownership after completion of this offering. The registration of the Shares being offered by the Selling Stockholder does not necessarily mean that the Selling Stockholder will sell all or any of such Shares. The number of shares of Common Stock and the percentages set forth in the final two columns below assume that all of the Shares being registered are offered for sale by the Selling Stockholder. See “Plan of Distribution.”
Names of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering	Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus(2)	Number of Shares of Common Stock Owned After Offering	Percentage of Class After the Offering(2)
EOS Technology Holdings Inc. (f/k/a Data Vault Holdings Inc.)(1)	12,109,002	11,327,869(3)	781,133	*

*
Represents ownership of less than 1% of the outstanding shares of Common Stock after the completion of the offering.

(1)
Nathaniel Bradley, our Chief Executive Officer and a director, is the Chief Executive Officer and sole director of EOS Holdings. The principal business address of each of Mr. Bradley and EOS Holdings is 48 Wall Street, Floor 11, New York, NY 10005.

(2)
The number of shares owned and the percentage of beneficial ownership after this offering set forth in these columns are based on 854,456,625 shares of Common Stock outstanding as of August 11, 2026.

(3)
The number of shares reflected herein represents (i) the 10,000,000 Conversion Shares and (ii) 1,327,869 Earnout Shares for the earnout period ended December 31, 2025 pursuant to the Letter Agreement.

Material Relationships with Selling Stockholder
Other than the transactions described in the section of this prospectus titled “Selling Stockholder Transactions,” we have had no material relationships with the Selling Stockholder in the last three (3) years. See “Selling Stockholder Transactions.”

DESCRIPTION OF CAPITAL STOCK
The Selling Stockholder is offering for resale up to an aggregate of 11,327,869 shares of Common Stock. The terms of our shares of Common Stock are contained in our Certificate of Incorporation and our bylaws, each as amended to date and each as filed or incorporated by reference as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For a description of our Common Stock, see Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026, which is incorporated by reference into this prospectus. Any amendment or report that we file with the SEC for the purpose of updating such description will also be deemed to be incorporated by reference into this prospectus.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of its transferees, donees, pledgees, assignees, distributees, beneficiaries, and successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from any Selling Stockholder as a gift, pledge, distribution or other transfer, may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. Sales or distributions of the Earnout Shares by EOS Holdings (or its permitted transferees) may occur from time to time following the issuance of such shares pursuant to the Letter Agreement. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:
•
on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•
in the over-the-counter market;

•
in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•
through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

•
ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•
block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•
purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•
an exchange distribution in accordance with the rules of the applicable exchange;

•
privately negotiated transactions;

•
short sales made after the date the Registration Statement is declared effective by the SEC;

•
broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

•
distributions to shareholders, members, general partners and limited partners;

•
a combination of any such methods of sale; and

•
any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholder may transfer the shares of Common Stock by other means not described in this prospectus. If the Selling Stockholder effects such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholder or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging the positions they assume. The Selling Stockholder may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholder may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholder may pledge or grant a security interest in some or all of the shares of Common Stock owned by it and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list naming the Selling Stockholder to include any pledgee, transferee or other successors in interest as a Selling Stockholder under this prospectus. The Selling Stockholder also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
In addition, a Selling Stockholder that is an entity may distribute shares of Common Stock covered by this prospectus to its stockholders, members, or partners in one or more transactions, including by way of dividend, pro rata distribution, spin-off, split-off or other similar distribution. Such distributions may be made without consideration or for nominal consideration. Persons receiving shares of Common Stock covered by this prospectus in any such distribution shall be deemed a Selling Stockholder for purposes of this prospectus and may offer and sell such shares from time to time in accordance with the methods described herein.
The resale of the Earnout Shares pursuant to this prospectus is intended to comply with Rule 415 under the Securities Act, permitting delayed or continuous offerings.
To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholder and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that any selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.
The Selling Stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.
We will pay all expenses of the registration of the shares of Common Stock pursuant to the agreement to register such shares, estimated to be $105,000 in total, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a Selling Stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the Selling Stockholder against liabilities, including some liabilities under the Securities Act in accordance with the Letter Agreement or the Selling Stockholder will be entitled to contribution. We may be indemnified by the Selling Stockholder against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the Selling Stockholder specifically for use in this prospectus, in accordance with the Letter Agreement or we may be entitled to contribution.
Once sold or distributed under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
LEGAL MATTERS
The validity of the issuance of the securities offered hereby will be passed upon for us by Paul Hastings LLP, Palo Alto, California.
EXPERTS
The consolidated financial statements of Datavault AI Inc. as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus constitutes a part of a registration statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this prospectus and any prospectus supplement, which form a part of the registration statement, do not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement and its exhibits. Any statements made in this prospectus or any prospectus supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
You can read our SEC filings, including the registration statement, over the internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.
We are subject to the information reporting requirements of the Exchange Act, and we file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information will be available for inspection and copying at the public reference room and website of the SEC referred to above. We also maintain a website at www.datavaultsite.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. However, the information contained in or accessible through our website is not part of this prospectus or the registration statement of which this prospectus forms a part, and investors should not rely on such information in making a decision to purchase our Common Stock in this offering.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC permits us to “incorporate by reference” into this prospectus the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC and incorporate by reference in this prospectus, except as superseded, supplemented or modified by this prospectus, the documents listed below:
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026;

•
our Current Reports on Form 8-K filed with the SEC on January 5, 2026 (the first Current Report on Form 8-K filed on such date), January 5, 2026 (the second Current Report on Form 8-K filed on such date), January 7, 2026 (the first Current Report on Form 8-K filed on such date), January 7, 2026 (the second Current Report on Form 8-K filed on such date), January 8, 2026, January 15, 2026, January 23, 2026, February 3, 2026, February 13, 2026, February 27, 2026 (the first Current Report on Form 8-K filed on such date), February 27, 2026 (the second Current Report on Form 8-K filed on such date), March 19, 2026 (the second Current Report on Form 8-K filed on such date), March 30, 2026, April 23, 2026, April 28, 2026, May 5, 2026, June 4, 2026, June 22, 2026 (the first Current Report on Form 8-K filed on such date), June 22, 2026 (the second Current Report on Form 8-K filed on such date), June 29, 2026, July 14, 2026, July 22, 2026, and July 30, 2026 (as amended on July 31, 2026) (except for Item 2.02 and Item 7.01 of any Current Report on Form 8-K which are not deemed “filed” for purposes of Section 18 of the Exchange Act and are not incorporated by reference in this prospectus); and

•
the description of our Common Stock contained in Exhibit 4.2 — Description of Securities Registered Pursuant to Section 12 of the Exchange Act, to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 18, 2026.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.
We will provide, without charge, to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:
Datavault AI Inc.
One Commerce Square
2005 Market Street, Suite 2400
Philadelphia, PA 19103
(408) 627-4716
ir@dvlt.ai
Copies of these filings are also available on our website at www.datavaultsite.com. For other ways to obtain a copy of these filings, please refer to “Where You Can Find More Information” above.

Datavault AI Inc.
11,327,869 Shares of Common Stock
PROSPECTUS
The date of this prospectus is            , 2026

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:
SEC registration fee	$442
Legal fees and expenses	$75,000
Accounting fees and expenses	$20,000
Printing, transfer agent fees and miscellaneous expenses	$9,558
Total	$105,000
Item 15.   Indemnification of Directors and Officers.
Section 145 of the General Corporation Law of the State of Delaware (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person’s conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director has actually and reasonably incurred.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.
Our bylaws provide that we must indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified.
We have entered into indemnification agreements with certain of our executive officers and directors pursuant to which we have agreed to indemnify such persons against all expenses and liabilities incurred or paid by such person in connection with any proceeding arising from the fact that such person is or was an officer or director of our company, and to advance expenses as incurred by or on behalf of such person in connection therewith.
The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, as amended, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.
We maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.
See “Item 17. Undertakings” for a description of the SEC’s position regarding such indemnification provisions.
Item 16.   Exhibits.
The list of exhibits in the Exhibit Index to this registration statement is incorporated herein by reference.
Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)   That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
2.1	Certificate of Conversion of Summit Semiconductor, LLC (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 23, 2018).
2.2	Plan of Conversion of Summit Semiconductor, LLC (n/k/a Datavault AI Inc.) (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 23, 2018).
2.3	Asset Purchase Agreement, dated September 4, 2024, by and between WiSA Technologies, Inc. and Data Vault Holdings Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 10, 2024).
2.4	First Amendment to the Asset Purchase Agreement, dated November 14, 2024, by and between WiSA Technologies, Inc. and Data Vault Holdings Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 15, 2024).
2.5	Second Amendment to the Asset Purchase Agreement, dated December 31, 2024, by and between WiSA Technologies, Inc. and Data Vault Holdings Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 7, 2025).
3.1(i)(a)	Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to Exhibit 3.1(i) to the Registrant’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).
3.1(i)(b)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 25, 2018).
3.1(i)(c)	Certificate of Amendment to Certificate of Incorporation of Summit Semiconductor, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 14, 2018).
3.1(i)(d)	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 8, 2020).
3.1(i)(e)	Certificate of Amendment to Certificate of Incorporation of Summit Wireless Technologies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 11, 2022).
3.1(i)(f)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies, Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on January 26, 2023).
3.1(i)(g)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on March 26, 2024).
3.1(i)(h)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on April 12, 2024).
3.1(i)(i)	Certificate of Amendment to Certificate of Incorporation of WiSA Technologies Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on February 14, 2025).
3.1(i)(j)	Certificate of Amendment to Certificate of Incorporation of Datavault AI Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2025).
3.1(i)(k)	Certificate of Amendment to Certificate of Incorporation of Datavault AI Inc. (incorporated by reference to the Company’s Current Report on Form 8-K filed with the SEC on November 26, 2025).

Exhibit No.	Description of Exhibit
3.2(i)	Bylaws of Summit Semiconductor, Inc. (incorporated by reference to the Company’s Registration Statement on Form S-1/A (File No. 333-224267) filed with the SEC on July 2, 2018).
3.2(ii)	Amendment to the Bylaws of Datavault AI Inc., effective September 25, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the SEC on September 26, 2025).
5.1*	Opinion of Paul Hastings LLP.
10.1	Letter Agreement, dated July 29, 2026, by and between Datavault AI Inc. and EOS Technology Holdings Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on July 31, 2026).
23.1*	Consent of BPM LLP, Independent Registered Public Accounting Firm
23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page hereto).
107*	SEC Filing Fees

*
Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, State of Pennsylvania, on August 12, 2026.
DATAVAULT AI INC.
By:
 /s/ Brett Moyer

Brett Moyer
Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Nathaniel Bradley and Brett Moyer, or either of them (with full power to each of them to act alone), as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.
Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this registration statement below.
Signature	Title	Date
/s/ Nathaniel Bradley Nathaniel Bradley	Chief Executive Officer and Director (principal executive officer)	August 12, 2026
/s/ Brett Moyer Brett Moyer	Chief Financial Officer and Director (principal financial officer)	August 12, 2026
/s/ Stanley Mbugua Stanley Mbugua	Vice President of Finance and Chief Accounting Officer (principal accounting officer)	August 12, 2026
/s/ Kimberly Briskey Kimberly Briskey	Director	August 12, 2026
/s/ Dr. Jeffrey M. Gilbert Dr. Jeffrey M. Gilbert	Director	August 12, 2026
/s/ David Howitt David Howitt	Director	August 12, 2026

Signature	Title	Date
/s/ Helge Kristensen Helge Kristensen	Director	August 12, 2026
/s/ Sriram Peruvemba Sriram Peruvemba	Director	August 12, 2026
/s/ Robert Tobias Robert Tobias	Director	August 12, 2026
/s/ Wendy Wilson Wendy Wilson	Director	August 12, 2026